EXHIBIT 1.1
EXECUTION VERSION
10,800,000 Shares
International DisplayWorks, Inc.
Common Stock
($0.001 Par Value)
EQUITY UNDERWRITING AGREEMENT
January 26, 2006
Deutsche Bank Securities Inc.
Needham & Company, LLC
Oppenheimer & Co. Inc.
Roth Capital Partners
As Representatives of the
     Several Underwriters
c/o Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10005
Ladies and Gentlemen:
     International DisplayWorks, Inc., a Delaware corporation (the “Company”), proposes to sell to the several underwriters (the “Underwriters”) named in Schedule I hereto for whom you are acting as representatives (the “Representatives”) an aggregate of 10,800,000 shares of the Company’s Common Stock, $0.001 par value (the “Firm Shares”). The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Company also proposes to sell at the Underwriters’ option an aggregate of up to 1,620,000 additional shares of the Company’s Common Stock (the “Option Shares”) as set forth below.
     As the Representatives, you have advised the Company (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the “Shares.”
     In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:
1.	Representations and Warranties of the Company.
               The Company represents and warrants to each of the Underwriters as follows:
(a)	A registration statement on Form S-3 (File No. 333-135559), including a form of prospectus (the “Base Prospectus”), has been prepared and filed by the Company with the Securities and Exchange Commission (the “Commission”) and has subsequently been amended on a pre-effective basis, each in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations of the Commission thereunder (the “Rules and Regulations”). The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3 (including such requirements and conditions as they existed prior to October 21, 1992). The Company has prepared a prospectus supplement (the “Prospectus Supplement”) to the Base Prospectus included as part of such registration statement describing the terms of the offering, the plan of distribution of the Shares and additional information concerning the Company and its business. Copies of such registration statement, including any amendments thereto, the Base Prospectus, as supplemented by any preliminary Prospectus Supplement (meeting the requirements of the Rules and Regulations), and including the documents incorporated by reference into such Base Prospectus and Prospectus Supplement (the “Preliminary Prospectus”), and the exhibits, financial statements and schedules, as finally amended and revised, have been delivered by the Company to you or are publicly available. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) of the Act (the “Registration Statement”), shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has become effective under the Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The combined prospectus included in the Registration Statement, as it is to be supplemented by the Prospectus Supplement, dated on or about the date hereof, substantially in the form delivered to the Representative prior to the execution hereof, relating to the Shares, and all prior amendments or supplements thereto filed with the Commission, including documents incorporated therein by reference, is hereinafter referred as the “Prospectus.” Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus or to any amendment or supplement to any of the foregoing documents, shall be deemed to refer to and include any documents incorporated by reference therein, and, in the case of any reference herein to any Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rules 424(b) or 430A, and prior to the termination of the offering of the Shares by the Underwriters. There are no contracts or documents required to be filed as exhibits or incorporated by reference in the Registration Statement that are not so filed or incorporated by reference.
               At or prior to the time when sales of the Shares were first made (the “Time of Sale”), the Company had prepared a Preliminary Prospectus dated January 12, 2006. In addition, you have informed the Company that the Underwriters have orally provided or will orally provide the pricing information set forth on Exhibit A to prospective purchasers prior to confirming sales (such oral pricing information, together with the Preliminary Prospectus, the “Time of Sale Information”). If, subsequent to the date of this Agreement, the Company and the Underwriters determine that the Time of Sale Information included an untrue statement of a material fact or omitted a statement of material fact necessary to make the information therein, in the light of the circumstances under which it was made, not misleading, and agree to provide an opportunity to purchasers of the Shares to terminate their old purchase contracts and enter into new purchase contracts, then “Time of Sale Information” will refer to the information available to purchasers at the time of entry into the first such new purchase contract.
(b)	The Time of Sale Information at the Time of Sale did not, and at the Closing Date (as defined below) will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading; provided that the Company makes no representations or warranties as to information contained in the Time of Sale Information in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein (it being understood and agreed that the only such information is that described in Section 13 hereof). No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information, and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c)	Other than each Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved, distributed or referred to any “written communication” (as defined in Rule 405 of the Rules and Regulations) that constitutes an offer to sell or solicitation of an offer to buy the Shares except for (i) written communications the use of which has been approved in writing in advance by the Representatives and (ii) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 of the Rules and Regulations.

(d)	The Company is not an “ineligible issuer” in connection with the offering contemplated hereby pursuant to Rules 164, 405 and 433 of the Rules and Regulations.

(e)	The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus. Each of the subsidiaries of the Company listed in Exhibit B hereto (collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus. The Subsidiaries are the only subsidiaries, direct or indirect, of the Company. The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification. The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, except as disclosed in the Prospectus, are owned by the Company or another Subsidiary free and clear of all liens, encumbrances, equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

(f)	The authorized shares of the Company’s Common Stock have been duly authorized; the outstanding shares of the Company’s Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of the Company’s Common Stock.

(g)	The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, of which 32,052,829 shares are issued and outstanding and 10,000,000 shares of Preferred Stock, of which no shares are issued and outstanding. All of the Shares conform to the description thereof contained in the Prospectus. The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Company’s incorporation.

(h)	The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Shares nor instituted proceedings for that purpose or pursuant to Section 8A of the Act. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements that are required to be stated therein by, and will conform to, the requirements of the Act and the Rules and Regulations. The documents incorporated, or to be incorporated, by reference in the Prospectus, at the time filed with the Commission, conformed or will conform, in all respects to the requirements of the Securities Exchange Act of

1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder, or the Act, and the Rules and Regulations, as applicable. The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use in the preparation thereof (it being understood and agreed that the only such information is that described in Section 13 hereof).

(i)	The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules incorporated by reference in the Prospectus, present fairly the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included or incorporated by reference in the Prospectus, presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. There are no off-balance sheet transactions or any other relationships with unconsolidated entities that would reasonably be expected to have a material effect on the Company’s financial condition, results of operation, liquidity, capital expenditures, capital resources, or significant components of revenue or expenses.

(j)	Grant Thornton—Hong Kong, who have certified certain of the financial statements filed with the Commission incorporated by reference in the Prospectus, (i) are independent public accountants as required by the Act, the Exchange Act, the Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board (“PCAOB”), and (ii) are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) with respect to any services provided to the Company.

(k)	There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise that if determined adversely to the

Company or any of the Subsidiaries might result in any material adverse change in the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and of the Subsidiaries taken as a whole or prevent the consummation of the transactions contemplated hereby.
(l)	The Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the consolidated financial statements hereinabove described or described in the Prospectus, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements or described in the Prospectus, or that are not material in amount. The Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Prospectus, except as otherwise disclosed therein.

(m)	The Company and the Subsidiaries have filed all Federal, State, local and foreign tax returns that have been required to be filed and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due, except as described in the Prospectus. Except as described in the Prospectus, all tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments.

(n)	Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company and the Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the Time of Sale Information and the Prospectus. The Company and the Subsidiaries have no material contingent obligations that are not disclosed in the Company’s financial statements incorporated by reference in the Prospectus.

(o)	Neither the Company nor any of the Subsidiaries is, or with the giving of notice or lapse of time or both, will be, (i) in violation of or in default under its charter or bylaws; (ii) in violation of or in default, in any material respect, under any law, order, rule or regulation judgement, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction, except as described in the Prospectus; or (iii) in violation of or in default, in any material respect, under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound, except as described in the Prospectus. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound, or of the charter or bylaws of the Company or any law, order, rule or regulation judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction.
(p)	The execution and delivery of, and the performance by the Company of its obligations under, this Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.

(q)	Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated herein (except such additional steps as may be required by the Commission or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under State securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(r)	The Company and each of the Subsidiaries hold all material licenses, certificates and permits from governmental authorities that are used in or necessary to the conduct of their businesses, except as described in the Prospectus; the Company and the Subsidiaries each own or possess the right to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights (collectively, “Intellectual Property”) necessary to carry on their business in all material respects; neither the Company nor any of the Subsidiaries has infringed, and none of the Company or the Subsidiaries have received notice of conflict with, any Intellectual Property of any other person or entity. The Company has taken all reasonable steps necessary to secure interests in such Intellectual Property from its contractors. There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company that are required to be described in the Prospectus that are not described in all material respects therein. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the Prospectus that are not described in all material respects therein. None of the technology employed by the

Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its officers, directors or employees or otherwise in violation of the rights of any persons; the Company has not received any written or oral communications alleging that the company has violated, infringed or conflicted with, or, by conducting its business as set forth in the Prospectus, would violate, infringe or conflict with, any of the Intellectual Property of any other person or entity. The Company knows of no infringement by others of Intellectual Property owned by or licensed to the Company.
(s)	Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of the Company’s Common Stock to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on the NASDAQ National Market in accordance with Regulation M under the Exchange Act.

(t)	Neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Shares contemplated hereunder and the application of the net proceeds from such sale as described in the Prospectus, will, be an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations of the Commission thereunder.

(u)	The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) for the Company; such disclosure controls and procedures are designed to ensure that material information relating to the Company, including the Subsidiaries, is made known to the Company’s principal executive and principal financial officers by others within those entities; such disclosure controls and procedures are effective to perform the functions for which they were established.

(v)	The Company has established and maintains internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) for the Company; such internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles; there has been no change in the Company’s internal control over financial reporting that has occurred since the date of the Annual Report on Form 10-K incorporated by reference into the Prospectus that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting; there are no significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the

Company’s ability to record, process, summarize and report financial information; and there has been no fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal control over financial reporting.
(w)	The Company is not aware of any reason that the certifications of the Company’s principal executive officer and principal financial officer in connection with the Annual Report on Form 10-K incorporated by reference into the Prospectus are not true and correct in all material respects.

(x)	There is and has been no failure on the part of the Company or, to the Company’s knowledge, any of the Company’s directors or officers, in their capacities as such, to comply in any material respects with any applicable provision of the Sarbanes-Oxley Act and the rules and regulations promulgated by the Commission thereunder, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(y)	The Company and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses.

(z)	The Company and each Subsidiary is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company and each Subsidiary would have any liability; the Company and each Subsidiary has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification.

(aa)	To the Company’s knowledge, there are no affiliations or associations between any member of the National Association of Securities Dealers, Inc. (the “NASD”) and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Prospectus.

(bb)	There are no relationships or related-party transactions involving the Company, any of the Subsidiaries or any other person that are required to be described in the Prospectus but that have not been described as required.

(cc)	Neither the Company nor any of the Subsidiaries has made any contribution or other payment to any official of, or candidate for, any Federal, State or foreign office in violation of any law, which violation is required to be disclosed in the Prospectus.

(dd)	Neither the Company nor any of the Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a material adverse change in or affecting the business, properties, assets, rights, operations, condition (financial or otherwise) of the Company or any of the Subsidiaries, and the Company is not aware of any pending investigation that might lead to such a claim.
2.	Purchase, Sale and Delivery of the Firm Shares.
(a)	On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $5.4665 per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.

(b)	Payment for the Firm Shares to be sold hereunder is to be made in Federal (same day) funds against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of The Depository Trust Company, New York, New York at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon (such time and date, the “Closing Date”). As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.

(c)	In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section 2. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as Representatives of the several

Underwriters, to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than ten full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date, the “Option Closing Date”). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in Federal (same day funds) through the facilities of The Depository Trust Company in New York, New York drawn to the order of the Company.
3.	Offering by the Underwriters.
               It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms.
               It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.
4.	Covenants of the Company.
               The Company covenants and agrees with the several Underwriters that:
(a)	The Company will (i) use its best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations; (ii) not file any amendment to the Registration Statement, distribute any amendment or supplement to the Time of Sale Information or the Prospectus, or file any document (or any amendment or supplement to a document) incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or that is not in compliance with the Rules and Regulations; and (iii) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.
(b)	The Company will (i) not make any offer relating to the Shares that would constitute a “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Rules and Regulations unless the Representatives approve its use in writing prior to first use (each such approved free writing prospectus, a “Permitted Free Writing Prospectus”); and (ii) not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) of the Rules and Regulations a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder. Each Permitted Free Writing Prospectus shall comply in all material respects with the Act and the Rules and Regulations applicable to a free writing prospectus, shall be filed in accordance with the Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Permitted Free Writing Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)	The Company will advise the Representatives promptly (i) when any post-effective amendment to the Registration Statement shall have become effective; (ii) of the receipt of any comments from the Commission; (iii) of any request of the Commission for amendment of the Registration Statement, for supplement to the Time of Sale Information or the Prospectus, or for any additional information; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Time of Sale Information, or the Prospectus or of the institution of any proceedings for any of those purposes. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Time of Sale Information or the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

(d)	The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.
(e)	The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Time of Sale Information or Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement and all amendments thereto, including such number of copies of the exhibits filed therewith that may reasonably be requested, and including documents incorporated by reference therein, as the Representatives may reasonably request.

(f)	The Company will comply with the Act, the Rules and Regulations, the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will either (i) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act that shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

(g)	The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earning statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations, and will advise you in writing when such statement has been so made available.
(h)	If the Time of Sale Information is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Time of Sale Information in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the Time of Sale Information to comply with any law, the Company promptly will either (i) prepare, file with the Commission (if required), and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the Time of Sale Information or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act that shall be incorporated by reference in the Time of Sale Information so that the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or conflict with the Registration Statement then on file, or so that the Time of Sale Information will comply with law.

(i)	Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Prospectus.

(j)	No offering, sale, short sale or other disposition of any shares of the Company’s Common Stock or other securities convertible into or exchangeable or exercisable for shares of the Company’s Common Stock or derivative of the Company’s Common Stock (or agreement for such) will be made for a period of at least 90 days after the date of the Prospectus Supplement contained in the Prospectus, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of Deutsche Bank Securities Inc. (“DBSI”). If (i) during the last 17 days of the 90-day period commencing with the date of the Prospectus Supplement contained in the Prospectus (the “Initial Lock-Up Period”), (A) the Company releases earnings results or (B) material news or a material event relating to the Company occurs; or (ii) prior to the expiration of the Initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period following the last day of the Initial Lock-Up Period, then with respect to clause (i), the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Company, as the case may be, or with respect to clause (ii), the Lock-Up

Period will be extended until the lesser of (1) the expiration of the 18-day period beginning on the date of the announcement that the Company will release earnings results and (2) the expiration of the 2-day period beginning on the date of the release of the earnings results, unless, in each case, the Representatives waive, in writing, such extension. The foregoing shall not apply to (X) the Firm Shares and the Option Shares; (Y) the exercise of an option or warrant outstanding on the date hereof in accordance with its terms; or (Z) an employee benefit plan that has been adopted by the Company prior to the date hereof, provided that the terms of each such employee benefit plan have been disclosed in the Prospectus.
(k)	The Company has caused each of its executive officers and directors to furnish to you, on or prior to the date of this agreement, a letter or letters, in the form attached as Exhibit 4(k) hereto, pursuant to which each such person shall agree not to offer, sell, sell short or otherwise dispose of any shares of the Company’s Common Stock or other capital stock of the Company, or any other securities convertible, exchangeable or exercisable for the Company’s Common Stock or derivative thereof owned by such person or request the registration for the offer or sale of any of the foregoing (or as to which such person has the right to direct the disposition of) for a period of at least 90 days after the date of this Agreement (subject to extension as provided in Exhibit 4(k)), directly or indirectly, except with the prior written consent of DBSI (“Lockup Agreements”).

(l)	The Company will use its best efforts to list, subject to notice of issuance, the Shares on the NASDAQ National Market.

(m)	The Company shall apply the net proceeds of its sale of the Shares only as set forth in the Prospectus.

(n)	The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

(o)	The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Company’s Common Stock.

(p)	The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(q)	The Company will comply in all material respects with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use its commercially reasonable efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.
5.	Costs and Expenses.
               The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses and other Time of Sale Information, each Permitted Free-Writing Prospectus, the Prospectus, this Agreement, the Underwriters’ Invitation Letter, the Blue Sky Survey (as defined below) and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including fees and disbursements of counsel for the Underwriters) incident to the Underwriters’ complying with the bylaws, rules and regulations of the NASD, including the Underwriters’ securing any required review of the terms of the sale of the Shares; the listing fee of the NASDAQ National Market; and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under State securities or Blue Sky laws. The Company shall not, however, be required to pay for any of the Underwriters expenses (other than those related to qualification under NASD bylaws, rules and regulations and State securities or Blue Sky laws, as provided above) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.
6.	Conditions of Obligations of the Underwriters.
               The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:
(a)	The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Act shall have been made within the applicable time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Act shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or State court of competent jurisdiction shall have been issued as of the Closing Date that would prevent the issuance of the Shares.

(b)	You shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Bullivant|Houser|Bailey PC, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect that:
(i)	The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus; each of the Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; the Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, or in which the failure to qualify would have a materially adverse effect upon the business of the Company and the Subsidiaries taken as a whole; and the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company or a Subsidiary; and, to the best of such counsel’s knowledge, the outstanding shares of capital stock of each of the Subsidiaries is owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims (except as described in the Prospectus), and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or of ownership interests in the Subsidiaries are outstanding.

(ii)	(A) The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, of which 32,052,829 shares are issued and outstanding and 10,000,000 shares of Preferred Stock, of which no shares are issued and outstanding; (B) the authorized shares of the Company’s Common Stock have been duly authorized; (C) the outstanding shares of the Company’s Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; (D) all of the Shares conform to the description thereof contained in the Prospectus; (E) the certificates for the Shares, assuming they are in the form filed with the Commission, are in due and proper form; (F) the Shares, including the Option Shares, if any, to be sold by the Company pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement; and (G) no preemptive rights of stockholders exist with respect to any of the Shares or the issue or sale thereof.

(iii)	Except as described in or contemplated by the Prospectus, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and except as described in the Prospectus, no holder of any securities of the Company or any other person has the right, contractual or otherwise, that has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company.

(iv)	The Registration Statement has become effective under the Act and, to the best of the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act.

(v)	The Registration Statement, the Preliminary Prospectus, each Permitted Free Writing Prospectus, the Time of Sale Information, and the Prospectus and any amendment or supplement thereto, and each document incorporated by reference therein, comply as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements and related schedules or incorporated by reference therein or as to the electronic road show included in the Time of Sale Information). The conditions for the use of Form S-3, set forth in the General Instructions thereto (including such conditions as they existed prior to October 21, 1992), have been satisfied.

(vi)	The statements under the captions Business-Properties , Business-Backlog, and Description of Capital Stock in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, fairly summarize in all material respects the information called for with respect to such documents and matters.
(vii)	Such counsel does not know of any contracts or documents required to be filed as exhibits to or incorporated by reference in the Registration Statement or described in the Registration Statement, the Time of Sale Information or the Prospectus that are not so filed, incorporated by reference or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

(viii)	Such counsel knows of no material legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries except as set forth in the Prospectus.

(ix)	The execution and delivery of this Agreement and the consummation of the transactions herein contemplated do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the charter or bylaws of the Company, or any material indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries may be bound.

(x)	This Agreement has been duly authorized, executed and delivered by the Company.

(xi)	No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other than as required by State securities and Blue Sky laws as to which such counsel need express no opinion) except such as have been obtained or made, specifying the same.

(xii)	The Company is not, and will not become, as a result of the consummation of the transactions contemplated by this Agreement, and application of the net proceeds therefrom as described in the Prospectus, required to register as an investment company under the 1940 Act.
               In rendering such opinion Bullivant|Houser|Bailey PC may rely as to matters governed by the laws of states other than California and the general corporation law of Delaware on local counsel in such jurisdictions, provided that in each case Bullivant|Houser|Bailey PC shall state that they believe that they and the Underwriters are justified in relying on such other counsel. With respect to the opinion called for in Section 6(b)(ii)(C), Bullivant|Houser|Bailey PC may rely on a certificate of the Company for certain factual matters relating to the authorized shares of the Company’s Common Stock being fully paid. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel that leads them to believe that (i) the Registration Statement, at the time it became effective under the Act (including the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 430A under the Act) and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Information, as of the Time of Sale and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iii) the Prospectus, or any supplement thereto (including the Prospectus Supplement), on the date the Prospectus Supplement was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein). With respect to such statement, Bullivant|Houser|Bailey PC may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.
(c)	You shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Li Wen & Partners, PRC counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters), substantially in the form attached hereto as Exhibit 6(c).

(d)	You shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Boughton Peterson Yang Anderson, Hong Kong counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters), substantially in the form attached hereto as Exhibit 6(d).

(e)	You shall have received from Jones Day, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, substantially to the effect specified in subparagraphs (ii)(D), (ii)(F), (iv) and (x) of Paragraph (b) of this Section 6, and that the Company is a duly organized and validly existing corporation under the laws of the State of Delaware. In rendering such opinion Jones Day may rely as to all matters governed other than by the laws of the State of California or the general corporation law of Delaware, or Federal laws, on the opinion of counsel referred to in Paragraph (b) of this Section 6. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel that leads them to believe that (i) the Registration Statement, or any amendment thereto, as of the time it became effective under the Act (including the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule

430A under the Act) as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Information, as of the Time of Sale and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (iii) the Prospectus, or any supplement thereto (including the Prospectus Supplement), on the date the Prospectus Supplement was filed pursuant to the Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements, schedules and statistical information therein). With respect to such statement, Jones Day may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

(f)	You shall have received at or prior to the Closing Date from Jones Day a memorandum or summary, in form and substance satisfactory to the Representatives, with respect to the qualification for offering and sale by the Underwriters of the Shares under the State securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably have designated to the Company (the “Blue Sky Survey”).

(g)	You shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of Grant Thornton confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the rules and regulations of the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission; stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement the Time of Sale Information and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(h)	You shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:
(i)	The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to his knowledge, contemplated or threatened by the Commission;

(ii)	The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be;

(iii)	All filings required to have been made pursuant to Rules 424 or 430A under the Act have been made as and when required by such rules;

(iv)	He has carefully examined the Registration Statement, the Time of Sale Information and the Prospectus and, in his or her opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement, the Time of Sale Information and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred that should have been set forth in a supplement to or an amendment of the Prospectus that has not been so set forth in such supplement or amendment; and

(v)	Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business.
(i)	The Company shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

(j)	The Firm Shares and Option Shares, if any, have been approved for designation upon notice of issuance on the NASDAQ National Market.

(k)	The Lockup Agreements described in Section 4(k) are in full force and effect.

               The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to Jones Day, counsel for the Underwriters.
               If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.
               In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).
7.	Conditions of the Obligations of the Company.
               The obligations of the Company to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.
8.	Indemnification.
(a)	The Company agrees:
(i)	to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus, any Preliminary Prospectus, or the Time of Sale Information or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; or (iii) any act or failure to act, or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and that is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided, that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Permitted Free Writing Prospectus, the Time of Sale Information, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use therein; and

(ii)	to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.
(b)	Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus, any Preliminary Prospectus, or the Time of Sale Information or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Permitted Free Writing Prospectus, the Time of Sale Information, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use therein. This indemnity agreement will be in addition to any liability that such Underwriter may otherwise have.

(c)	In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of whom indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability that it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

(d)	To the extent the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
               The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.
(e)	In any proceeding relating to the Registration Statement, any Permitted Free Writing Prospectus, the Time of Sale Information, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

(f)	Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or any person controlling any Underwriter, or to the Company, to its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.
9.	Default by Underwriters.
               If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares that such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Shares that the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or

               Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Shares to be purchased on the Closing Date or the Option Closing Date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Shares that they are obligated to purchase hereunder, to purchase the Shares that such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Shares with respect to which such default shall occur exceeds 10% of the Shares to be purchased on the Closing Date or the Option Closing Date, as the case may be, the Company or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Sections 5 and 8 hereof. In the event of a default by any Underwriter or Underwriters as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement, the Time of Sale Information or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
10.	Notices.
               All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005; Attention: Syndicate Manager, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: General Counsel; if to the Company, to
International DisplayWorks, Inc.
1613 Santa Clara Drive, Suite 100
Roseville, California 95661
Attention: Chief Executive Officer
11.	Termination.
               This Agreement may be terminated by you by notice to the Company (a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority that in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) the declaration of a banking moratorium by United States or New York State authorities, (vi) the suspension of trading of the Company’s common stock by the NASDAQ National Market, the Commission, or any other governmental authority or, (vii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs that in your reasonable opinion has a material adverse effect on the securities markets in the United States; or (b) as provided in Sections 6 and 9 of this Agreement.
12.	Successors.
               This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.
13.	Information Provided by Underwriters.
               The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, the Time of Sale Information and the Prospectus consists of the information set forth in the third, ninth, and tenth through sixteenth paragraphs under the caption “Underwriting” in the Prospectus.
14.	Miscellaneous.
               The Company acknowledges and agrees that each Underwriter in providing investment banking services to the Company in connection with the offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Company does not intend such Underwriter to act in any capacity other than independent contractor, including as a fiduciary or in any other position of higher trust.
               The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Shares under this Agreement.
               This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               This Agreement shall be governed by, and construed in accordance with, the law of the State of New York without regard to the conflict of laws provisions thereof.
               If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.
[ remainder of page intentionally left blank ]

Very truly yours, INTERNATIONAL DISPLAYWORKS, INC.
By:
Chief Executive Officer

The foregoing Underwriting Agreement is
hereby confirmed and accepted as of the date
first above written.
DEUTSCHE BANK SECURITIES INC.
NEEDHAM & COMPANY, LLC
OPPENHEIMER & CO. INC.
ROTH CAPITAL PARTNERS
As Representatives of the several
Underwriters listed on Schedule I

By: Deutsche Bank Securities Inc.

By:
     Authorized Officer

By:
     Authorized Officer
[ Signature Page to Equity Underwriting Agreement ]

SCHEDULE I
Schedule of Underwriters

Number of Firm
Underwriter	Shares to be Purchased
Deutsche Bank Securities Inc.	5,613,300
Needham & Company, LLC	2,551,500
Oppenheimer & Co. Inc.	1,275,800
Roth Capital Partners	765,400
WR Hambrecht + Co	162,000
Montgomery & Co.	162,000
Emerging Growth Equities Ltd	162,000
Joseph Gunnar & Co LLC	108,000

Total	10,800,000

EXHIBIT A
Time of Sale Information

Number of Firm Shares	10,800,000 (representing an increase of 1,300,000
shares from the number of shares indicated on the cover
page of the preliminary prospectus supplement)

Price to public	$5.80 per share

Net proceeds, before expenses, to the Company	$59,038,200

Expected Closing Date	February 1, 2006

EXHIBIT B
Subsidiaries

Name of Subsidiary	Jurisdiction of Incorporation

International Display Works (Hong Kong) Ltd.	Hong Kong, SAR
IDW (Beijing) Co., Ltd.	The People’s Republic of China
IDW (Shenzhen) Co., Ltd.	The People’s Republic of China

EXHIBIT 4(k)
Form of Lockup Agreement

January __, 2006
Deutsche Bank Securities Inc.
Needham & Company, LLC
Oppenheimer & Co. Inc.
Roth Capital Partners
As Representatives of the    Several Underwriters
c/o Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10005
Ladies and Gentlemen:
     The undersigned understands that Deutsche Bank Securities Inc., Needham & Company, LLC, Oppenheimer & Co. Inc. and Roth Capital Partners, as representatives (the “Representatives”) of the several underwriters (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with International DisplayWorks, Inc., a Delaware corporation (the “Company”), providing for the public offering by the Underwriters, including the Representatives, of common stock, par value $0.001 (the “Common Stock”), of the Company (the “Public Offering”).
     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned agrees that, without the prior written consent of the Representatives, the undersigned will not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of Common Stock (including, without limitation, shares of Common Stock of the Company which may be deemed to be beneficially owned by the undersigned on the date hereof in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”), shares of Common Stock which may be issued upon exercise of a stock option or warrant and any other security convertible into or exchangeable for Common Stock) or enter into any Hedging Transaction (as defined below) relating to the Common Stock (each of the foregoing referred to as a “Disposition”) during the period specified in the following paragraph (the “Lock-Up Period”). The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned. “Hedging Transaction”

means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.
     The initial Lock-Up Period will commence on the date of the filing of the preliminary prospectus supplement relating to the Public Offering with the SEC pursuant to Rule 424 of the Securities Act of 1933, as amended, and will continue until, and include, the date that is 90 days after the date of the final prospectus relating to the Public Offering (the “Initial Lock-Up Period”); provided, however, that if (1) during the last 17 days of the Initial Lock-Up Period, (A) the Company releases earnings results or (B) material news or a material event relating to the Company occurs, or (2) prior to the expiration of the Initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period following the last day of the Initial Lock-Up Period, then with respect to clause (1), the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Company, as the case may be, or with respect to clause (2), the Lock-Up Period will be extended until the lesser of (i) the expiration of the 18-day period beginning on the date of the announcement that the Company will release earnings results and (ii) the expiration of the 2-day period beginning on the date of the release of the earnings results, unless, in each case, the Representatives waive, in writing, such extension.
     Notwithstanding the foregoing, the undersigned may transfer (a) shares of Common Stock acquired in open market transactions by the undersigned after the completion of the Public Offering, and (b) any or all of the shares of Common Stock or other Company securities if the transfer is (i) by gift, will or intestacy, (ii) to any custodian or trustee for the account of the undersigned or the undersigned’s immediate family, or (iii) by distribution to partners, members or shareholders of the undersigned; provided, however, that in the case of a transfer pursuant to clause (b) above, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of this Lock-Up Agreement. “Immediate family” as used herein shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships.
     The undersigned agrees that the Company may, and that the undersigned will, (i) with respect to any shares of Common Stock or other Company securities for which the undersigned is the record holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company and (ii) with respect to any shares of Common Stock or other Company securities for which the undersigned is the beneficial holder but not the record holder, cause the record holder of such securities to cause the transfer agent for the Company to note stop transfer instructions with respect to such securities on the transfer books and records of the Company.

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     In addition, the undersigned hereby waives any and all notice requirements and rights with respect to registration of securities pursuant to any agreement, understanding or otherwise setting forth the terms of any security of the Company held by the undersigned, including any registration rights agreement to which the undersigned and the Company may be party; provided that such waiver shall apply only to the proposed Public Offering, and any other action taken by the Company in connection with the proposed Public Offering.
     The undersigned hereby agrees that, to the extent that the terms of this Lock-Up Agreement conflict with or are in any way inconsistent with any registration rights or other agreement to which the undersigned and the Company may be a party, this Lock-Up Agreement supersedes such registration rights or other agreement.
     The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
[The remainder of this page has intentionally been left blank.]

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     Notwithstanding anything herein to the contrary, if the closing of the Public Offering has not occurred prior to February 15, 2006, this agreement shall be of no further force or effect.

Entity Name (if applic.):

Signature:

Print Name:

Number of shares owned	Certificate numbers:
subject to warrants, options
or convertible securities:

EXHIBIT 6(c)
Form of Opinion of PRC Counsel
1)	Each of IDW Technology (Shenzhen) Co., Ltd., a company organized under the laws of the People’s Republic of China (“IDW Shenzhen”), and IDW (Beijing) Co., Ltd., a company organized under the laws of the People’s Republic of China (“IDW Beijing” and, collectively with IDW Shenzhen, the “Companies”), is duly formed and validly existing and not in default of any registration, filing or licensing requirements under the Chinese law. Each of the Companies has passed the joint annual inspection conducted by the relevant authorities in China in 2005 for the year of 2004. None of the businesses, activities, agreements or commitments of either of the Companies, current or past, is or has been unauthorized or exceeds the business scope of its business licenses.
2)	All of the issued shares of capital stock of each of the Companies have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by International DisplayWorks (Hong Kong) Ltd., a company organized under the laws of Hong Kong, SAR, free and clear of all liens, encumbrances, equities or claims.
3)	No consent, approval, authorization or order of, or qualification with, any governmental body or agency of the government of the PRC is required for the performance by InternationalDisplay Works, Inc. (“Parent”) of its obligations under the Underwriting Agreement. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable to the government of the PRC or any political subdivision or taxing authority thereof or therein in connection with (A) the issuance and sale of Shares by the Company to the Underwriters in accordance with the Underwriting Agreement, (B) the delivery of the Shares to or for the respective accounts of the Underwriters in the manner contemplated in the Underwriting Agreement or (C) the resale and delivery by the Underwriters of the Shares to the initial purchasers thereof as contemplated in the Prospectus.
4)	After due inquiry, we do not know of any Chinese legal or governmental proceedings pending or threatened to which Parent or any of its subsidiaries is a party or to which any of the properties of Parent or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described, or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.
5)	The execution and delivery by Parent of, and the performance by Parent of its obligations under, the Underwriting Agreement will not contravene or result in a breach or violation of any provision of applicable laws and regulations of the PRC or the certificate of incorporation, by-laws or other governing documents of either of the Companies, or, to the best of our knowledge, any agreement or other instrument binding upon Parent or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court of the PRC having jurisdiction over Parent or any of its subsidiaries.

6)	Each of the Companies is duly licensed or authorized in the PRC to conduct its business as currently conducted and as described in the Prospectus; and to the best of our knowledge, neither of the Companies has received any notification from any governmental body, agency or court in the PRC to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration or qualification from such authorities is needed to be obtained by it.
7)	The statements in the Prospectus under the captions Risk Factors-The Chinese legal system has inherent uncertainties that could materially and adversely impact our ability to enforce the agreements governing our operations, Risk Factors-Changes to Chinese tax laws and heightened efforts by the Chinese tax authorities to increase revenues could subject us to greater taxes and Business-Properties, insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, to the extent, and only to the extent, governed by the laws of the PRC, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.

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EXHIBIT 6(d)
Form of Opinion of Hong Kong Counsel
1)	International DisplayWorks (Hong Kong) Ltd., a company organized under the laws of Hong Kong, SAR (the “Company”), has been duly incorporated and is validly existing under the laws of Hong Kong, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; all of the issued share capital of the Company has been duly authorized and validly issued and are owned directly by InternationalDisplay Works, Inc. (“Parent”), free and clear of all liens, encumbrances, equities or claims.
2)	All dividends or other distributions payable with respect to the shares of the Company may, under the current laws and regulations of Hong Kong, be paid in the lawful currency of Hong Kong and may be converted into U.S. dollars that may be freely transferred out of Hong Kong.
3)	No consent, approval, authorization or order of, or qualification with, any governmental body or agency of the government of Hong Kong is required for the performance by Parent of its obligations under the Underwriting Agreement. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable to the government of Hong Kong or any political subdivision or taxing authority thereof or therein in connection with (A) the issuance and sale of Shares by the Company to the Underwriters in accordance with the Underwriting Agreement, (B) the delivery of the Shares to or for the respective accounts of the Underwriters in the manner contemplated in the Underwriting Agreement or (C) the resale and delivery by the Underwriters of the Shares to the initial purchasers thereof as contemplated in the Prospectus.
4)	After due inquiry, we do not know of any Hong Kong legal or governmental proceedings pending or threatened to which Parent or any of its subsidiaries is a party or to which any of the properties of Parent or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described, or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.
5)	The execution and delivery by Parent of, and the performance by Parent of its obligations under, the Underwriting Agreement will not contravene or result in a breach or violation of any provision of applicable laws and regulations of the Hong Kong or the certificate of incorporation, by-laws or other governing documents of the Company, or, to the best of our knowledge, any agreement or other instrument binding upon Parent or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court of the Hong Kong having jurisdiction over Parent or any of its subsidiaries.

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